EXHIBIT 10.3

3D SYSTEMS Corporation

Appendix A to the 2015 Incentive Plan

This Appendix A  (“Israeli Appendix”) to the 2015 Incentive Plan of 3D Systems Corporation (the “Plan”) is hereby established effective as of May  19, 2015.

1.          Definitions

As used herein, the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary. Any capitalized term used herein which is not specifically defined in this Israeli Appendix shall have the meaning set forth in the Plan.

1.1       “Affiliate”  – for purposes of eligibility under the Israeli Appendix shall have the meaning of the term in the Plan, provided however that any affiliated entity shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.2       “Affiliated Company”-  either an Affiliate or a Subsidiary.

1.3       “Election” – the election by the Company, with respect to grant of 102 Trustee Awards, of either one of the following tax tracks – “Capital Gains Tax Track” or “Ordinary Income Tax Track”, as provided in and in accordance with the Section 102.

1.4           “Exercised Stock” – (i) shares of Common Stock purchased pursuant to the exercise of a Stock Option; and/or (ii) any shares of Common Stock issued by the Company pursuant to Section 7(e)(ii) to the Plan.

1.5         “Fair Market Value” – solely for the purposes of 102 Trustee Awards, if and to the extent Section 102 prescribes a specific mechanism for determining the Fair Market Value of any Common Stock issued in connection with an Award, then notwithstanding the definition in the Plan, the Fair Market Value of 102 Trustee Awards shall be as prescribed in Section 102, if applicable.

1.6       “102 Non-Trustee Award” – an Award granted not through a Trustee in accordance with and pursuant to Section 102.

1.7       “3(i) Award” – an Award granted pursuant to Section 3(i) of the Ordinance.

1.8         “Award”  – a grant of an Option or Restricted Stock Unit.

1.9         “Ordinance” – the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.10     “Restricted Period” – as defined in Section 4.3 hereinbelow.

1.11     “Section 102” – Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.12     “Subsidiary” - for purposes of eligibility under the Israeli Appendix shall have the meaning of the term in the Plan, provided however that any affiliated entity shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.13     “Trustee” – the trustee designated or replaced by the Company and/or applicable Affiliated Company for the purposes of the Plan and approved by the Israeli Tax Authorities all in accordance with the provisions of Section 102.

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1.14     “102 Trustee Award” – an Award granted through a Trustee in accordance with and pursuant to Section 102.

1.15     “102 Trustee Option” – an Option granted through a Trustee in accordance with and pursuant to Section 102.

2.         General

2.1        The purpose of this Israeli Appendix is to establish certain rules and limitations applicable to Awards granted to Participants, the grant of Awards to whom (or, as applicable, the exercise thereof by whom) are subject to taxation by the Israeli Income Tax (“Israeli Participants”), in order that such Awards may comply with the requirements of Israeli law, including, if applicable, Section 102.

2.2         The Plan and this Israeli Appendix are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Israeli Appendix and the Plan, the provisions of this Israeli Appendix shall prevail with respect to Awards granted to Israeli Participants.

2.3          Awards may be granted under this Israeli Appendix in one of the following tax tracks, at the Company’s discretion and subject to applicable restrictions or limitations as provided in applicable law including without limitation any applicable restrictions and limitations in Section 102 regarding the eligibility of Israeli Participants to each of the following tax tracks, based on their capacity and relationship towards the Company:

(i)      102 Trustee Awards- in such tax track as determined in accordance with the Election; or

(ii)     102 Non-Trustee Awards; or

(iii)    3(i) Awards.

For avoidance of doubt, the designation of the Awards to any of the above tax tracks shall be subject to the terms and conditions set forth in Section 102.

3.         Administration

Without derogating from the powers and authorities of the Board detailed in the Plan, the Board and/or the Committee shall have the sole and full discretion and authority, without the need to submit its determinations or actions to the stockholders of the Company for their approval or authorization, unless such approval is required to comply with applicable law, to administer this Israeli Appendix and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

(a)         the determination of the specific tax track (as described in Section 2.3 above) in which the Awards are to be issued.

(b)        the Election;

(c)        the appointment of the Trustee;

(d)        the adoption of forms of Award Agreements to be applied with respect to Israeli Participants (the “Israeli Award Agreement”), incorporating and reflecting, inter alia, relevant provisions regarding the grant of Awards in accordance with this Israeli Appendix, and the amendment or modification from time to time of the terms of such Israeli Award Agreements.

4.         102 Trustee Awards

4.1       Grant in the Name of Trustee:

Notwithstanding anything to the contrary in the Plan, 102 Trustee Awards granted hereunder shall be granted to, and any Exercised Stock shall be issued to, and all rights attached to the 102 Trustee

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Awards (including bonus shares) shall be issued to, the Trustee, and all such options and shares shall be registered in the name of the Trustee, who shall hold them in trust until such time as they are released by the transfer or sale thereof by the Trustee. In case the requirements of Section 102 for 102 Trustee Awards are not met, then the 102 Trustee Awards may be regarded as 102 Non-Trustee Awards, all in accordance with the provisions of Section 102. Notwithstanding anything to the contrary in the Plan, the Date of Grant of a 102 Trustee Award shall be the date determined by the Board and/or the Committee to be the effective date of the grant of the 102 Trustee Awards to an Israeli Participant, or, if the Board and/or the Committee have not determined such effective date, the date of the resolution of the Board and/or the Committee approving the grant of such Awards, which in the case of 102 Trustee Awards shall not be before the lapse of 30 days (or such other period which may be determined by the Ordinance from time to time) from the date upon which the Plan is first submitted to the relevant Israeli Tax Authorities.

4.2         Exercise of Vested 102 Trustee Options and applicable actions in respect to Restricted Stock Units:

4.2.1

(a)        Unless other procedures shall be determined from time to time by the Board and/or the Committee and notified to the Israeli Participants, the mechanism of exercising vested 102 Trustee Options shall be in accordance with the provisions of the Plan, except that any notice of exercise of 102 Trustee Options shall be made in such form and method in compliance with the provisions of Section 102 and shall also be delivered in copy to the authorized representative of the Affiliated Company with which the Israeli Participant is employed and/or engaged, if applicable, and to the Trustee.

(b)        In order to exercise the 102 Trustee Options, the Participant shall deliver to the Trustee, a notice of exercise, in a form as shall be determined by the Trustee, and that will be available at the Company’s principal offices until the expiration of the Stock Options. The Participant shall specify in the notice of exercise the amount of Stock Options that he/she wishes to exercise and his/her election of one of the following alternatives:

i.    Exercise of the Options where the Exercised Stock shall be held by the Trustee for the Participant, in a trust account that shall be opened by the Trustee for the Participant;

ii.   Exercise of the Options and sale of the Exercised Stock by the Trustee for the Participant, whether in whole or in part, as shall be determined by the Participant, provided, however, that there is no legal hindrance with respect to the sale of the Exercised Stock (restriction provisions);

iii. Exercise of the Options and transfer of the Exercised Stock, that shall be registered in the name of the relevant registration company of a bank (the “Registration Company”), to the Participant’s bank account; and

(c)        The Trustee shall verify with the Company the eligibility of the Participant to take such actions and shall act as aforesaid, subject to receipt of a written approval by the Company that the Participant is entitled to exercise the Options or exercise the Options and sell the Exercised Stock or exercise the Options and release the Exercised Stock, as the case may be.

4.2.2        Upon the lapse of the restrictions applicable to the Restricted Stock Units pursuant to the Plan, should the Company elect to issue any Common Stock as per Section 7(e)(ii) to the Plan, the Participant may elect to take any of the following actions, and shall deliver to the Trustee a notice with respect to his/her election with respect thereto (with a copy to the Company and to the authorized representative of the Affiliated Company with which the Israeli Participant is employed and/or engaged, if applicable):

i.        The sale of the Exercised Stock by the Trustee for the Participant, whether in whole or in part, as shall be determined by the Participant, provided, however, that there is no legal hindrance with respect to the sale of the Exercised Stock (restriction provisions); and

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ii.       The transfer by the Trustee of the Exercised Stock, that shall be registered in the name of the relevant Registration Company to the Participant’s bank account.

4.2.3

(a)         (i) In the event that the Participant has elected the alternative specified in Sub-Section 4.2.1(b)(i) above, the Trustee shall transfer to the Participant a written confirmation that the Trustee has received from the Participant the Exercise Price specified in the notice of exercise; and (ii) in the event the Company elects to issue any Common Stock as per Section 7(e)(ii) to the Plan, the Company shall provide the Participant and the Trustee with written notice of its election thereto. The Exercised Stock issued pursuant to this Sub-Section 4.2.3(a) shall be issued in the name of the Trustee and shall be registered in the Trustee’s name in the Company’s books, or alternatively be allocated in the name of the Registration Company and shall be deposited in a trust account in the name of the Trustee (provided, however, that should the Committee determines that any actual payment by or consideration from the Participant should be made (“RSU Consideration”) no such action shall be taken until such RSU consideration has been provided by the Participant).

(b)        In the event that the Participant has elected the alternative specified in Sub-Section 4.2.1(b)(ii) or Sub-Section 4.2.2(i) above, namely, requested to sell on his behalf the Exercised Stock, the Participant shall instruct the Trustee to sell the Exercised Stock at the New York Stock Exchange and, solely with respect to 102 Trustee Options, transfer to the Company the Exercise Price specified in the notice of exercise (provided that should the Restricted Share Units be subject to the provision by the Participant of an RSU Consideration no action pursuant to this Section 4.2.3(b) shall be taken by the Trustee prior to receipt of the entire RSU Consideration from the Participant). Additionally, the Participant shall instruct the Trustee to deduct the amount of taxes (including national insurance and health insurance payments and any other mandatory payment, if applicable) and any other mandatory payments that shall be applicable to the Participant with respect to the exercise of Options, if applicable, and sale of Exercised Stock. The Exercised Stock shall be allocated in the name of the Trustee and shall be registered in the Trustee’s name in the Company’s books, or alternatively be allocated in the name of the Registration Company and shall be transferred to the Trustee, subject to the instructions of the New York Stock Exchange, if any. In the event that the Participant has instructed the Trustee to sell the Exercised Stock, he/she shall not be allowed to cancel his/her notice and instruction, in the event that the exercise and/or sale have been already performed. Upon reception of the consideration from the sale, the Trustee shall use the consideration as follows: (1) deduct from such consideration the amount of tax payments applicable according to law and approvals of the tax authorities and other mandatory payments applicable to the Participant with respect to the exercise of the Options, if applicable, and the sale of the Exercised Stock, in amounts with respect to which the Company has informed the Trustee and shall transfer these amounts to the tax authorities, whether directly or through the Company, as the case may be; (2) deduct from such consideration the Exercise Price or, if applicable, the RSU Consideration, and transfer the Exercise Price or RSU Consideration, as applicable, to the Company; (3) deduct from such consideration the fees to which the Trustee and the performer of the sale are entitled to according to the provisions of the agreement that shall be executed between the Company, the Trustee and the performer of the sale; (4) transfer to the Participant’s bank account the consideration from the sale after deduction of the applicable amounts specified in sub-sections (1), (2) and (3) above.

(d)        In the event that the Participant has elected the alternative specified in Sub-Section 4.2.1(b)(iii) or Sub-Section 4.2.2(ii) above, namely, requested that the Exercised Stock shall be transferred at his/her disposal, he/she shall attach to the notice a written approval by the Trustee that the Trustee has received from the Participant the Exercise Price, or, if applicable, the RSU Consideration, specified in the notice and an approval by the tax assessor that the Participant has paid the income tax applicable to the Participant with respect to the aforesaid transfer of Exercised Stock, in accordance with Section 102, if applicable, or any other law, together with the Company’s approval that the Participant has paid the remaining mandatory payments applicable to the Participant. The Trustee shall transfer, whether directly or through the Company, the amount of tax and other mandatory payments to the tax authorities, as the case may be, in the relevant date as required by

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applicable law. Upon the lapse of 15 business days thereafter, the Trustee shall transfer to the Registration Company the Exercised Stock in favor of the Participant and the Company shall apply to the New York Stock Exchange in order to list the aforesaid Exercised Stock for trade at the New York Stock Exchange.

(e)        The Company shall be entitled to change, at any time, the exercise procedure and the provisions with respect to the sale, as may be required, in order to moderate and improve the exercise procedure, the exercise and release and the exercise and sale, and adjust them to changes of the applicable law, and in light of the experience that the Company shall have in the future with respect to the operation of such procedures. The Company shall notify the Participants with respect to such changes, in the event that the change is relevant to the Participants. The changes shall be made in coordination with the Trustee, if any and subject to the provisions of Section 102, if applicable and the rules and regulations promulgated there under, in the event that they are applicable to the relevant Participants.

4.3       Restrictions on Transfer:

(a)        102 Trustee Awards, or any Exercised Stock issued in respect to the 102 Trustee Awards, and all rights attached thereto (including bonus shares), shall be held by the Trustee for such period of time as required by the provisions of Section 102 applicable to Awards granted through a Trustee in the applicable tax track, as per the Election (the “Restricted Period”).

(b)        Subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Israeli Participant shall provide the Company and the Trustee with a written undertaking and confirmation under which the Israeli Participant confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note executed between the Company and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee Awards, and any Exercised Stock issued in respect to the 102 Trustee Awards, and all rights attached thereto (including bonus shares, if any) prior to the lapse of the Restricted Period. The Israeli Participant shall not be entitled to sell or release from trust the 102 Trustee Awards, nor any Exercised Stock issued in respect to the 102 Trustee Awards, nor any right attached thereto (including bonus shares), nor to request the transfer or sale of any of the same to any third party, before the lapse of the Restricted Period. Notwithstanding the above, if any such sale or transfer occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Participant.

(c)        Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Israeli Appendix, the Award Agreement and applicable law, the Trustee shall not release, by sale or transfer, any Exercised Stock issued in respect to 102 Trustee Awards, and all rights attached thereto (including bonus shares) to the Israeli Participant, or to any third party to whom the Israeli Participant wishes to sell the Exercised Stock (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer to a third party only Exercised Stock (and not Awards).

4.4       Rights as Stockholder:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Exercised Stock issued pursuant to the exercise of 102 Trustee Options, as long as they are registered in the name of the Trustee, the Trustee shall be the registered owner of such stocks. Notwithstanding, the Trustee shall not exercise the voting rights conferred by such Exercised Stock issued pursuant to

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the exercise of 102 Trustee Options in any way whatsoever, and shall not issue a proxy to any person or entity to vote such stocks (other than to the applicable Israeli Participant, subject to and in accordance with the provisions of Section 102). Notwithstanding, the Company shall be entitled at its sole discretion, and not required, to distribute dividends directly to the Israeli Participants, subject to tax withholding at source.

4.5         Bonus Shares:

All bonus shares to be issued by the Company, if any, with regard to Exercised Stock issued pursuant to the exercise of 102 Trustee Options, while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Exercised Stock shall apply to bonus shares issued by virtue thereof, if any, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Exercised Stock issued pursuant to the exercise of 102 Trustee Options by virtue of which they were issued.

4.6       Voting:

Without derogating from the provisions of the Plan, solely with respect to Exercised Stock of 102 Trustee Options, such Exercised Stock shall be voted in accordance with the provisions of Section 102.

4.7       Conditions of Issuance:

Without derogating from the provisions of Section 13 of the Plan, and in addition thereto, any satisfaction of Withholding Tax Obligation referred to therein shall, in the event of 102 Trustee Awards also need to be satisfactory to the Trustee.

5.         102 Non-Trustee Awards

5.1       102 Non-Trustee Awards granted hereunder shall be granted to, and any Exercised Stock issued in connection with such 102 Non-Trustee Awards shall be issued to, the Israeli Participant.

5.2       Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Israeli Appendix, the Award Agreement and applicable law, the Exercised Stock issued with respect to the 102 Non-Trustee Awards, and all rights attached thereto (including, if applicable, bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

5.3       An Israeli Participant to whom 102 Non-Trustee Awards are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Stock to be issued in connection with his/her outstanding 102 Non-Trustee Awards, all in accordance with the provisions of Section 102.

6.         3(i) Awards

6.1       3(i) Awards granted hereunder shall be granted to, and the Exercised Stock issued pursuant thereto issued to, the Israeli Participant.

6.2         Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Israeli Appendix, the Award Agreement and applicable law, the Exercised Stock issued in connection with the 3(i) Awards, and all rights attached thereto (including, as applicable, bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

6.3       The Company may require, as a condition to the grant of the 3(i) Awards, that an Israeli Participant to whom 3(i) Awards are to be granted, provide a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Stock to be issued in connection with his/her outstanding 3(i) Awards.

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7.         Tax Consequences

Without derogating from and in addition to any provisions of the Plan, any and all tax and/or other mandatory payment consequences arising from the grant or, as applicable, exercise of Awards, the payment for or the transfer or sale of Exercised Stock, or from any other event or act in connection therewith (including without limitation, in the event that the Awards do not qualify under the tax classification/tax track in which they were intended) whether of the Company, an Affiliated Company, the Trustee or the Israeli Participant, including without limitation any non-compliance of the Israeli Participant with the provisions hereof, shall be borne solely by the Israeli Participant. The Company, any applicable Affiliated Company, and the Trustee, may each withhold (including at source), deduct and/or set-off, from any payment made to the Israeli Participant, the amount of the taxes and/or other mandatory payments of which is required with respect to the Awards and/or Exercised Stock. Furthermore, each Israeli Participant shall indemnify the Company, the applicable Affiliated Company and the Trustee, or any one thereof, and to hold them harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Participant.

Without derogating from the aforesaid, each Israeli Participant shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Israeli Participant.

Without derogating from the foregoing, it is hereby clarified that the Israeli Participant shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Awards and/or the Exercised Stock issued in connection thereof, as applicable, are not held for the entire Restricted Period, all as provided in Section 102.

The Company and/or when applicable the Trustee shall not be required to release any share certificate to an Israeli Participant until all required payments have been fully made.

8.         Currency Exchange Rates

Except as otherwise determined by the Board and/or the Committee, all monetary values with respect to Awards granted pursuant to this Israeli Appendix, including without limitation the Fair Market Value and, if applicable, the Exercise Price of each Award, shall be stated in United States Dollars. In the event that the Exercise Price is in fact to be paid in New Israeli Shekels, at the sole discretion of the Board and/or the Committee, the conversion rate shall be the last known representative rate (published by the Bank of Israel) of the U.S. Dollars to the New Israeli Shekels on the date of payment.

9.         Subordination to the Ordinance

9.1       It is clarified that the grant of the 102 Trustee Awards hereunder is subject to the approval by the Tax Authorities of the Plan, this Israeli Appendix and the Trustee, in accordance with Section 102.

9.2         Any provisions of the Section 102 or Section 3(i) of the Ordinance and/or any of the rules or regulations promulgated thereunder, which is not expressly specified in the Plan or in the applicable Award Agreement, including without limitation any such provision which is necessary in order to receive and/or to keep any tax benefit, shall be deemed incorporated into this Israeli Appendix and binding upon the Company, and applicable Affiliated Company and the Israeli Participant.

9.3       With regards to 102 Trustee Awards, the provisions of the Plan and/or this Israeli Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s

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permit, and the said provisions and permit shall be deemed an integral part of the Plan and of this Israeli Appendix and of the Award Agreement.

9.4       The Awards, the Plan, this Israeli Appendix and any applicable Award Agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.

10.        Governing Law & Jurisdiction

10.1        This Israeli Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the city of Tel Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Israeli Appendix, to exclude all other courts.

11.        Other Terms

11.1        All other term and conditions not specifically amended or changed by virtue of this Israeli Appendix shall remain valid and enforceable.